Exhibit 1.01

SEAGATE TECHNOLOGY PLC

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2014

INTRODUCTION

This Conflict Minerals Report (“Report”) for Seagate Technology Public Limited Company (the “Company,” “Seagate,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1 to December 31, 2014 (the “Reporting Period”).  This Report is being filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at http://www.seagate.com/about/global-citizenship/. Information contained on, or accessible through, our website is not a part of this Report.

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the rule as “conflict minerals”).  The Democratic Republic of the Congo (“DRC”) and its adjoining countries have extensive reserves of 3TG, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. The purpose of the Rule is to encourage companies whose products contain conflict minerals to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The Democratic Republic of the Congo and its adjoining countries, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, are sometimes referred to in this Report as the “Covered Countries.”

We are a leading provider of electronic data storage products. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. Hard disk drives are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. Disk drives continue to be the primary medium of mass data storage due to their performance attributes, high quality and cost effectiveness.

We produce a broad range of electronic data storage products including not only HDDs, but also solid state hybrid drives and solid state drives, which address enterprise applications, where our products are designed for enterprise servers, mainframes and workstations; client compute applications, where our products are designed for desktop and notebook computers; and client non-compute applications, where our products are designed for a wide variety of end user devices such as digital video recorders (DVRs), gaming consoles, personal data backup systems, portable external storage systems and digital media systems. In addition to manufacturing and selling data storage products, we provide data storage services for small to medium-sized businesses, including online backup, data protection and recovery solutions. Such services fall outside the scope of Dodd-Frank Section 1502 because they do not constitute products that contain any minerals.

We rely on our direct suppliers to provide information with respect to the origin of the 3TG contained in components and materials supplied to us. In all cases, the information relating to the 3TG contained in our products comes from lower tier suppliers and from information provided to us through our membership with the Electronics Industry Citizenship Coalition (“EICC”) and the Conflict Free Sourcing Initiative (“CFSI”).

Contracts with our suppliers can be multi-year contracts and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or as our contracts renew, we generally add a conflict minerals clause requiring suppliers to provide 3TG sourcing and smelter information. We believe that it will still take a number of years to ensure that substantially all of our supplier contracts contain appropriate flow-down clauses. As described below, we are encouraging our suppliers to provide the 3TG sourcing information even before contracts are renewed.

As of this writing we are unable to determine the origin of the 3TGin our products that are necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture during the Reporting Period. For that reason, we are required under the Rule to submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

We believe the products that we manufactured or contracted to manufacture that are subject to the reporting obligations of the Rule contain 3TG of indeterminate origin because we have been unable to determine the origin of the 3TG they contain or to determine whether such minerals financed or benefitted armed groups in the Covered Countries.

PRODUCT DESCRIPTION

Seagate produces a broad range of products and services for electronic data storage, designed for enterprise servers, mainframes and workstations.  The Company also designs products for client compute applications, primarily for desktop and notebook computers; and client non-compute applications, for a wide variety of end user devices such as digital video recorders, personal data backup systems, portable external storage systems and digital media systems. Seagate’s hardware products in the aggregate contain all four of the conflict minerals, which are necessary to the functionality or production of the products.

Seagate is a partially vertically integrated company:  we make our own recording heads and media, which are then assembled into finished functional memory devices. However, Seagate does not directly procure any metals from smelters or refiners; we only purchase parts, components, materials, and subassemblies containing these metals. As such, Seagate occupies the supply chain position of a downstream company as defined by the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”).

DUE DILIGENCE MEASURES

To determine the source and chain of custody of 3TG necessary to the production of our products, we conducted due diligence on our supply chain, using measures developed to ascertain whether the minerals originated from the Covered Countries and, if so, whether the purchase of such minerals directly or indirectly benefited non-governmental armed groups.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform to the OECD Guidance for 3TG for “downstream companies” (as defined in the OECD Guidance) in all material respects.  Our due diligence measures addressed the following steps:

1.              establishing strong Company management systems for 3TG supply chain due diligence;

2.              identifying and assessing 3TG risks in our supply chain;

3.              designing and implementing strategies to respond to 3TG risks identified;

4.              contributing to independent third-party audits of the due diligence practices of 3TG smelters and refiners by participating in industry organizations; and

5.              Reporting on our 3TG supply chain due diligence activities.

Due Diligence Measures Performed

Our due diligence measures for 2014 included the following activities:

•                  We revised our Seagate Corporate Policy on Conflict Minerals (the “Policy”), posted it to our external website, and communicated it to Seagate’s direct suppliers. The Policy seeks to eliminate our use of 3TG that contribute to human rights abuses in the DRC and adjoining countries.

•                  We updated our internal Corporate Standard Operating Procedure for Conflict Minerals Management (the “Standard Operating Procedure”) specifically designed to satisfy the OECD Guidance.

•                  We developed and implemented a 2014 Seagate Conflict Minerals Management Plan (the “Management Plan”) in accordance with the Standard Operating Procedure.

•                  We established an internal team to implement the Management Plan. That team has been involved in the following measures designed to support our compliance with the Rule and our Standard Operating Procedure:

1.              Establishing requirements in supplier contracts to define Seagate expectations of suppliers regarding sourcing of 3TG and reporting of information to Seagate.

2.              Conducting a review to identify relevant direct (i.e., first tier) suppliers of products containing necessary 3TG (“3TG Direct Suppliers”).

3.              Requesting that all 3TG direct suppliers provide information to us regarding their 3TG using the template developed by the EICC and the Global e-Sustainability Initiative, known as the Conflict Minerals Reporting Template (the “CMRT”) to ascertain, for each of the 3TG, the smelter or refiner where it was processed, the smelter or refiner’s country of origin, the mine(s) of origin, and the location of the mine(s). Our instructions to 3TG Direct Suppliers requested them to make similar efforts to survey their supply chain using the CMRT and to report the facilities and location of mines of origin for the minerals.

4.              Reviewing and attempting to validate the information provided by our 3TG Direct Suppliers by establishing a process that includes an assessment of the completeness and reasonableness of the information provided, then conducting follow-up communications to address deficiencies .

5.              Comparing the facilities identified by relevant 3TG Direct Suppliers via the supply chain survey against the list of facilities that the CFSI has validated as “conflict free.”

6.              Supporting the CFSI through membership in the EICC, participation in the CFSI committee and other sub-committees, and requests of our 3TG Direct Suppliers to encourage the mineral processing facilities in their supply chains to participate in the CFSI.

7.              Making periodic reports to Seagate senior management.

Reasonable Country of Origin Inquiry

As a member of the EICC participating in the CFSI, we used due diligence the CFSI conducted on smelters and refiners together with the data our suppliers provided on their CMRTs.  The CFSI trains auditors to audit the smelters and refiners.  The smelters and refiners that are found to be CFSI compliant are those for which the CFSI auditor has verified that the smelter’s or refiner’s 3TG, if originating in the Covered Countries, came from conflict-free mines and trading.

Based on a “reasonable country of origin inquiry” Seagate does not know or have reason to believe that its necessary conflict minerals originated or may have originated in the Covered Countries, except where CFSI validated smelters or refiners have revealed sources within the Covered Countries that are verified as conflict-free. However, a significant portion of the Seagate supply chain remains undefined with respect to the country of origin of its 3TG, as described below.

Seagate has identified sources in all categories of countries per CFSI definition: L1 (Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Cote D’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, United Kingdom, United States of America, Vietnam, And Zimbabwe), L2 (Kenya, Mozambique, South Africa), L3 (Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia), DRC (Democratic Republic of Congo), and R/S (recycled or scrap feedstock). However, all our known DRC and L3 sources have been CFSI validated as conflict-free.

ANALYSIS OF SUPPLIER DATA

The following table depicts the status of our efforts to determine the smelters and refiners in our supply chain as of the end of 2014 for the 3TG used in our hardware products.  As noted elsewhere, we separated the smelters and refiners in our supply chain into three categories:  (1) CFSI validated conflict-free smelters or refiners; (2) CFSI recognized smelters or refiners that have not yet been validated as conflict-free; and (3) entities not yet CFSI recognized as actual smelters or refiners.

Smelter/Refiner Totals	2013	2014
CFSI Conflict Free Validated	65	142
	15%	22%
CFSI Recognized, not Conflict Free validated	97	109
	23%	17%
CFSI Unrecognized	266	395
	62%	61%
Total	428	646

These totals reflect the sum of all our divisions in the past two years. Seagate added several divisions during 2014, yet we were able to obtain most of the supply chain CMRT data while transitioning that chain, sometimes even acquiring data from discontinued sources. In 2014, additional product lines resulted in the addition of many new smelters and refiners to the company list, and many more to the unrecognized list. Additional divisions brought less duplication and more unique 3TG contributors than we had anticipated.

The 395 unrecognized smelters in 2014 are ones suppliers have reported whose names have not been verified to correspond to actual smelting or refining operations per CFSI definition. As such, the number 395 reflects the “known unknowns,” and not the unknown unknowns implied by suppliers reporting they were unable to determine all the 3TG smelters and refiners in their supply chains.

For Seagate products, except as noted below, 100% of our 3TG suppliers provided CMRT data to us for 2014.

For Seagate Systems products (formerly Xyratex), due to the extensive nature of the inherited supply chain which is undergoing transition into more mainstream Seagate sources, we limited our investigation of that supply chain for 2014 to the top 95% of direct materials spending. 100% of those suppliers have provided us with their CMRT data.

For certain Solid State Drive products from our recently acquired Accelerated Solutions Division, where we also inherited an extensive supply chain in 2014, we were able to obtain more than half of the supplier data in the half year Seagate held the operation. This supply chain is in transition, making the CMRT gathering task challenging and leaving opportunity for improvement in 2015.

DUE DILIGENCE DETERMINATION

We carried out the diligence process described above in order to ascertain the source and chain of custody of 3TG used in our supply chain.  Based on the processes implemented and information gathered therefrom, we were unable to determine the origin of all of the 3TG used in our products, and therefore concluded that for the Reporting Period we were unable to determine whether the necessary 3TG in our products directly or indirectly financed or benefited armed groups in the DRC or any of its adjoining countries.  However, we found no evidence that any of our 3TG Direct Suppliers derived 3TG from sources within the DRC or adjoining countries other than from CFSI validated sources.

The list of smelters and refiners in the Seagate supply chain changed significantly in calendar 2014 and continues to change. The list of CFSI validated conflict-free sources has grown significantly in 2014 and continues to grow.  Additionally, the list of unrecognized smelter and refiner names given in supplier CMRTs is growing, although we believe that growth was a temporary outcome of acquiring several new product supply chains in 2014. Given the dynamic nature of the smelter/refiner lists appearing on our outbound CMRTs, we provide the following snapshot list of smelters and refiners known to be in our supply chain at some time during calendar 2014:

Metal	Smelter Name	Status per CFSI
Tungsten	A.L.M.T. Corp.	Recognized Smelter/Refiner
Gold	Advanced Chemical Company	Recognized Smelter/Refiner
Gold	Aida Chemical Industries Co. Ltd.	Recognized Smelter/Refiner
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Validated Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Recognized Smelter/Refiner
Tin	Alpha	Validated Conflict-Free

Gold	AngloGold Ashanti Córrego do Sítio Minerção	Validated Conflict-Free
Gold	Argor-Heraeus SA	Validated Conflict-Free
Gold	Asahi Pretec Corporation	Validated Conflict-Free
Gold	Asaka Riken Co Ltd	Recognized Smelter/Refiner
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Validated Conflict-Free
Gold	Aurubis AG	Validated Conflict-Free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Recognized Smelter/Refiner
Gold	Bauer Walser AG	Recognized Smelter/Refiner
Gold	Boliden AB	Validated Conflict-Free
Gold	C. Hafner GmbH + Co. KG	Validated Conflict-Free
Gold	Caridad	Recognized Smelter/Refiner
Gold	CCR Refinery — Glencore Canada Corporation	Validated Conflict-Free
Gold	Cendres & Métaux SA	Recognized Smelter/Refiner
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Validated Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Recognized Smelter/Refiner
Gold	Chimet S.p.A.	Validated Conflict-Free
Tin	China Rare Metal Materials Company	Recognized Smelter/Refiner
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Recognized Smelter/Refiner
Gold	Chugai Mining	Recognized Smelter/Refiner
Tin	CNMC (Guangxi) PGMA Co. Ltd.	Recognized Smelter/Refiner
Tantalum	Conghua Tantalum and Niobium Smeltry	Validated Conflict-Free
Tin	Cooper Santa	Recognized Smelter/Refiner
Tin	CV Gita Pesona	Recognized Smelter/Refiner
Tin	CV JusTindo	Recognized Smelter/Refiner
Tin	CV Nurjanah	Recognized Smelter/Refiner
Tin	CV Serumpun Sebalai	Recognized Smelter/Refiner
Tin	CV United Smelting	Validated Conflict-Free
Gold	Daejin Indus Co. Ltd	Recognized Smelter/Refiner
Gold	Daye Non-Ferrous Metals Mining Ltd.	Recognized Smelter/Refiner
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Recognized Smelter/Refiner
Gold	Do Sung Corporation	Recognized Smelter/Refiner
Gold	Doduco	Recognized Smelter/Refiner
Gold	Dowa	Validated Conflict-Free
Tin	Dowa	Validated Conflict-Free
Tantalum	Duoluoshan	Validated Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	Validated Conflict-Free
Tin	Elmet S.L.U (Metallo Group)	Validated Conflict-Free
Tin	EM Vinto	Recognized Smelter/Refiner
Tin	Estanho de Rondônia S.A.	Recognized Smelter/Refiner
Tantalum	Exotech Inc.	Validated Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	Validated Conflict-Free

Gold	Faggi Enrico S.p.A.	Recognized Smelter/Refiner
Tin	Feinhütte Halsbrücke GmbH	Recognized Smelter/Refiner
Tin	Fenix Metals	Recognized Smelter/Refiner
Gold	FSE Novosibirsk Refinery	Recognized Smelter/Refiner
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Recognized Smelter/Refiner
Gold	Gansu Seemine Material Hi-Tech Co Ltd	Recognized Smelter/Refiner
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Validated Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Validated Conflict-Free
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Recognized Smelter/Refiner
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Validated Conflict-Free
Gold	Geib Refining Corporation	Recognized Smelter/Refiner
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Validated Conflict-Free
Tin	Gejiu Zi-Li	Recognized Smelter/Refiner
Tantalum	Global Advanced Metals Aizu	Validated Conflict-Free
Tantalum	Global Advanced Metals Boyertown	Validated Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	Validated Conflict-Free
Gold	Guangdong Jinding Gold Limited	Recognized Smelter/Refiner
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	Recognized Smelter/Refiner
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Validated Conflict-Free
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Validated Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	Validated Conflict-Free
Tungsten	H.C. Starck GmbH	Recognized Smelter/Refiner
Tantalum	H.C. Starck GmbH Goslar	Validated Conflict-Free
Tantalum	H.C. Starck GmbH Laufenburg	Validated Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	Validated Conflict-Free
Tantalum	H.C. Starck Inc.	Validated Conflict-Free
Tantalum	H.C. Starck Ltd.	Validated Conflict-Free
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Recognized Smelter/Refiner
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Validated Conflict-Free
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Recognized Smelter/Refiner
Gold	Heimerle + Meule GmbH	Validated Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Validated Conflict-Free
Gold	Heraeus Ltd. Hong Kong	Validated Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	Validated Conflict-Free
Tantalum	Hi-Temp	Validated Conflict-Free
Tin	Huichang Jinshunda Tin Co. Ltd	Recognized Smelter/Refiner
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Recognized Smelter/Refiner
Gold	Hunan Chenzhou Mining Group Co., Ltd.	Recognized Smelter/Refiner
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Validated Conflict-Free
Gold	Hwasung CJ Co. Ltd	Recognized Smelter/Refiner
Tungsten	Hydrometallurg, JSC	Recognized Smelter/Refiner

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Recognized Smelter/Refiner
Gold	Ishifuku Metal Industry Co., Ltd.	Validated Conflict-Free
Gold	Istanbul Gold Refinery	Validated Conflict-Free
Gold	Japan Mint	Validated Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	Validated Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Recognized Smelter/Refiner
Gold	Jiangxi Copper Company Limited	Recognized Smelter/Refiner
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Validated Conflict-Free
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Recognized Smelter/Refiner
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Recognized Smelter/Refiner
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Recognized Smelter/Refiner
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Validated Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Validated Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	Validated Conflict-Free
Gold	Johnson Matthey Inc	Validated Conflict-Free
Gold	Johnson Matthey Ltd	Validated Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Validated Conflict-Free
Gold	JSC Uralelectromed	Recognized Smelter/Refiner
Gold	JX Nippon Mining & Metals Co., Ltd.	Validated Conflict-Free
Tin	Kai Unita Trade Limited Liability Company	Recognized Smelter/Refiner
Gold	Kazzinc Ltd	Validated Conflict-Free
Tantalum	KEMET Blue Metals	Validated Conflict-Free
Tantalum	KEMET Blue Powder	Validated Conflict-Free
Tungsten	Kennametal Fallon	Recognized Smelter/Refiner
Tungsten	Kennametal Huntsville	Recognized Smelter/Refiner
Gold	Kennecott Utah Copper LLC	Validated Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd	Validated Conflict-Free
Gold	Kojima Chemicals Co., Ltd	Validated Conflict-Free
Gold	Korea Metal Co. Ltd	Recognized Smelter/Refiner
Gold	Kyrgyzaltyn JSC	Recognized Smelter/Refiner
Gold	L’ azurde Company For Jewelry	Validated Conflict-Free
Gold	Lingbao Gold Company Limited	Recognized Smelter/Refiner
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Recognized Smelter/Refiner
Tin	Linwu Xianggui Smelter Co	Recognized Smelter/Refiner
Tin	Liuzhou China Tin	Recognized Smelter/Refiner
Tantalum	LSM Brasil S.A.	Validated Conflict-Free
Gold	LS-NIKKO Copper Inc.	Validated Conflict-Free
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Recognized Smelter/Refiner
Tin	Magnu’s Minerais Metais e Ligas LTDA	Validated Conflict-Free

Tin	Malaysia Smelting Corporation (MSC)	Validated Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Validated Conflict-Free
Gold	Materion	Validated Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	Validated Conflict-Free
Tin	Melt Metais e Ligas S/A	Validated Conflict-Free
Tin	Metallo-Chimique N.V.	Validated Conflict-Free
Tantalum	Metallurgical Products India (Pvt.) Ltd.	Validated Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd	Validated Conflict-Free
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Validated Conflict-Free
Gold	Metalor Technologies SA	Validated Conflict-Free
Gold	Metalor USA Refining Corporation	Validated Conflict-Free
Gold	Met-Mex Peñoles, S.A.	Validated Conflict-Free
Tin	Mineração Taboca S.A.	Validated Conflict-Free
Tantalum	Mineração Taboca S.A.	Validated Conflict-Free
Tin	Minsur	Validated Conflict-Free
Gold	Mitsubishi Materials Corporation	Validated Conflict-Free
Tin	Mitsubishi Materials Corporation	Validated Conflict-Free
Tantalum	Mitsui Mining & Smelting	Validated Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	Validated Conflict-Free
Tantalum	Molycorp Silmet A.S.	Validated Conflict-Free
Gold	Moscow Special Alloys Processing Plant	Recognized Smelter/Refiner
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Validated Conflict-Free
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Recognized Smelter/Refiner
Gold	Navoi Mining and Metallurgical Combinat	Recognized Smelter/Refiner
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Recognized Smelter/Refiner
Gold	Nihon Material Co. LTD	Validated Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Validated Conflict-Free
Tin	Novosibirsk Integrated Tin Works	Recognized Smelter/Refiner
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Recognized Smelter/Refiner
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Recognized Smelter/Refiner
Tin	O.M. Manufacturing Philippines, Inc.	Recognized Smelter/Refiner
Gold	Ohio Precious Metals, LLC	Validated Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd	Validated Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Validated Conflict-Free
Gold	OJSC Kolyma Refinery	Recognized Smelter/Refiner
Tin	OMSA	Validated Conflict-Free
Gold	PAMP SA	Validated Conflict-Free
Gold	Penglai Penggang Gold Industry Co Ltd	Recognized Smelter/Refiner
Tantalum	Plansee SE Liezen	Validated Conflict-Free
Tantalum	Plansee SE Reutte	Validated Conflict-Free

Tungsten	Pobedit, JSC	Recognized Smelter/Refiner
Gold	Prioksky Plant of Non-Ferrous Metals	Recognized Smelter/Refiner
Tin	PT Alam Lestari Kencana	Recognized Smelter/Refiner
Gold	PT Aneka Tambang (Persero) Tbk	Validated Conflict-Free
Tin	PT Artha Cipta Langgeng	Recognized Smelter/Refiner
Tin	PT ATD Makmur Mandiri Jaya	Validated Conflict-Free
Tin	PT Babel Inti Perkasa	Validated Conflict-Free
Tin	PT Bangka Kudai Tin	Recognized Smelter/Refiner
Tin	PT Bangka Putra Karya	Validated Conflict-Free
Tin	PT Bangka Timah Utama Sejahtera	Recognized Smelter/Refiner
Tin	PT Bangka Tin Industry	Validated Conflict-Free
Tin	PT Belitung Industri Sejahtera	Recognized Smelter/Refiner
Tin	PT BilliTin Makmur Lestari	Recognized Smelter/Refiner
Tin	PT Bukit Timah	Validated Conflict-Free
Tin	PT DS Jaya Abadi	Validated Conflict-Free
Tin	PT Eunindo Usaha Mandiri	Validated Conflict-Free
Tin	PT Fang Di MulTindo	Recognized Smelter/Refiner
Tin	PT Inti Stania Prima	Recognized Smelter/Refiner
Tin	PT Karimun Mining	Recognized Smelter/Refiner
Tin	PT Mitra Stania Prima	Recognized Smelter/Refiner
Tin	PT Panca Mega Persada	Recognized Smelter/Refiner
Tin	PT Pelat Timah Nusantara Tbk	Recognized Smelter/Refiner
Tin	PT Prima Timah Utama	Validated Conflict-Free
Tin	PT REFINED BANGKA TIN	Validated Conflict-Free
Tin	PT Sariwiguna Binasentosa	Validated Conflict-Free
Tin	PT Seirama Tin investment	Recognized Smelter/Refiner
Tin	PT Stanindo Inti Perkasa	Validated Conflict-Free
Tin	PT Sumber Jaya Indah	Recognized Smelter/Refiner
Tin	PT Supra Sukses Trinusa	Recognized Smelter/Refiner
Tin	PT Tambang Timah	Validated Conflict-Free
Tin	PT Timah (Persero), Tbk	Validated Conflict-Free
Tin	PT Tinindo Inter Nusa	Recognized Smelter/Refiner
Gold	PX Précinox SA	Validated Conflict-Free
Tantalum	QuantumClean	Validated Conflict-Free
Gold	Rand Refinery (Pty) Ltd	Validated Conflict-Free
Gold	Republic Metals Corporation	Validated Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd	Validated Conflict-Free
Gold	Royal Canadian Mint	Validated Conflict-Free
Tin	Rui Da Hung	Recognized Smelter/Refiner
Gold	Sabin Metal Corp.	Recognized Smelter/Refiner
Gold	Samduck Precious Metals	Recognized Smelter/Refiner

Gold	SAMWON METALS Corp.	Recognized Smelter/Refiner
Gold	Schone Edelmetaal	Validated Conflict-Free
Gold	SEMPSA Joyería Platería SA	Validated Conflict-Free
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Validated Conflict-Free
Gold	Singway Technology Co., Ltd.	Validated Conflict-Free
Gold	So Accurate Group, Inc.	Recognized Smelter/Refiner
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Recognized Smelter/Refiner
Tin	Soft Metais, Ltda.	Recognized Smelter/Refiner
Gold	Solar Applied Materials Technology Corp.	Validated Conflict-Free
Tantalum	Solikamsk Metal Works	Validated Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	Validated Conflict-Free
Tantalum	Taki Chemicals	Validated Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	Validated Conflict-Free
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Recognized Smelter/Refiner
Tantalum	Telex	Validated Conflict-Free
Tin	Thaisarco	Validated Conflict-Free
Gold	The Great Wall Gold and Silver Refinery of China	Recognized Smelter/Refiner
Gold	The Refinery of Shandong Gold Mining Co. Ltd	Validated Conflict-Free
Gold	Tokuriki Honten Co., Ltd	Validated Conflict-Free
Gold	Tongling nonferrous Metals Group Co.,Ltd	Recognized Smelter/Refiner
Gold	Torecom	Recognized Smelter/Refiner
Tantalum	Ulba	Validated Conflict-Free
Gold	Umicore Brasil Ltda	Validated Conflict-Free
Gold	Umicore Precious Metals Thailand	Validated Conflict-Free
Gold	Umicore SA Business Unit Precious Metals Refining	Validated Conflict-Free
Gold	United Precious Metal Refining, Inc.	Validated Conflict-Free
Gold	Valcambi SA	Validated Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Validated Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	Validated Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	Validated Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	Recognized Smelter/Refiner
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Validated Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	Validated Conflict-Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Recognized Smelter/Refiner
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Recognized Smelter/Refiner
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	Validated Conflict-Free
Gold	Yokohama Metal Co Ltd	Recognized Smelter/Refiner
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Recognized Smelter/Refiner
Gold	Yunnan Copper Industry Co Ltd	Recognized Smelter/Refiner
Tin	Yunnan Tin Company, Ltd.	Validated Conflict-Free
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Recognized Smelter/Refiner
Tantalum	Zhuzhou Cement Carbide	Validated Conflict-Free
Gold	Zijin Mining Group Co. Ltd	Recognized Smelter/Refiner

Our direct suppliers have named these smelters or refiners as their sources of tin, tungsten, tantalum, and gold in the products we buy from them.  We have subjected each incoming CMRT to systematic scrutiny often followed by additional supplier communication. This list of 3TG smelter/refiner sources in our supply chain is not exhaustive. Some suppliers still have only partial lists available.  As noted, many have provided unrecognized names which we have not yet been able to resolve, so those names are not included here. Nor does the inclusion of any name on our list imply that its products necessarily comprise portions of our products. Inclusion only implies that the 3TG in all our products comes from these sources or from others yet to be determined.

FUTURE PLANS TO IMPROVE DUE DILIGENCE AND SUPPLIER RESPONSIVENESS

Seagate expects to pursue several initiatives to attain a conflict-free 3TG supply chain, including the following:

•                  Although the number of validated conflict-free 3TG smelters and refiners is climbing steadily, there are still not enough conflict-free validated sources to go around for all industries. As more smelters and refiners become validated, we all benefit.  Nevertheless, we continue to seek supplier commitments to conflict-free 3TG, to request suppliers to have their smelters and refiners engage in the validation audit process, and then if necessary to convert to other preferred sources.

•                  We found that a substantial portion of supplier-named smelters and refiners could not be readily confirmed as actual smelters and refiners. Therefore, we continue to communicate with our suppliers, and directly with purported smelters and refiners, in order to reduce these uncertainties.

•                  We are also working on developing software to accelerate and track progress, to make our information more complete, accurate, timely and specific using greater automation.

•                  In 2015, we are in the process of refreshing all our direct supplier data using CMRT 4.0, with which we expect to enhance the quality of the information we obtain this year.  We continue to work with the EICC and CFSI to improve processes that encourage responsible sourcing of 3TG in a manner that avoids de facto boycott of legitimate minerals from Covered Countries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Conflict Minerals Report contains forward-looking statements, including, in particular, statements about our future plans to improve due diligence and supplier responsiveness. These forward-looking statements are based on information available to us as of the date of this Conflict Mineral Report and are based on management’s current views and assumptions. These forward-looking statements also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual events to differ materially from our expectations. Such risks and uncertainties include the veracity of information directly or indirectly provided to us by others and expectations regarding future smelter-refiner participation in conflict-free verification regimens. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect future events or circumstances.